EXHIBIT 4.32

LEINER HEALTH PRODUCTS INC. 901 East 233rd Street Carson, California 90745	VITA HEALTH PRODUCTS INC. 150 Beghin Avenue Winnipeg, Manitoba

May 31, 2001

The Bank of Nova Scotia,
as the U.S. Agent
One Liberty Plaza
New York, New York 10006

The Bank of Nova Scotia,
as the Canadian Agent
44 King Street West-14th Floor
Toronto, Ontario Canada, M5H 1H1

Each of the Lenders party to the
Credit Agreement referred to below

FOURTH AMENDMENT TO WAIVER LETTER

Gentlemen and Ladies:

             We refer to (a) the Amended and Restated Credit Agreement, dated as of May 15, 1998 (as further amended, supplemented, amended and restated or otherwise modified prior to the date hereof, the "Credit Agreement"), among Leiner Health Products Inc., a Delaware corporation (the "U.S. Borrower") Vita Health Products Inc., a Manitoba corporation (the "Canadian Borrower", and together with the U.S. Borrower, the "Borrowers"), the various financial institutions as are or may become parties thereto which extend a Commitment under the U.S. Facility (collectively, the "U.S. Lenders") or under the Canadian Facility (collectively, the "Canadian Lenders", and together with the U.S. Lenders, the "Lenders"), The Bank of Nova Scotia ("Scotiabank"), as agent for the U.S. Lenders under the U.S. Facility (in such capacity, the "U.S. Agent"), Scotiabank, as agent for the Canadian Lenders under the Canadian Facility (in such capacity, the "Canadian Agent", and together with the U.S. Agent, the "Agents"), Merrill Lynch Capital Corporation, as Documentation Agent, and Salomon Brothers Holding Company Inc., as Syndication Agent, and (b) the Waiver Letter, dated February 13, 2001 (the "Waiver"), from the Borrowers to the Agents and the Lenders (as amended by the Amendment to Waiver Letter dated February 23, 2001 (the "First Amendment"), the Second Amendment to Waiver Letter dated March 28, 2001 (the "Second Amendment") and the Third Amendment to Waiver Letter dated April 12, 2001 (the "Third Amendment" and with the First Amendment and the Second Amendment, the "Amendments"). Unless otherwise defined in this Fourth Amendment to Waiver Letter (this "Amendment") or the context otherwise requires, terms used in this Amendment have the meanings provided in the Credit Agreement or the Waiver, as applicable.

             The Borrowers hereby request that the Lenders modify the Third Amendment to (x) extend the date by which the Borrowers must deliver to the Lenders the Business Plan (as such term is defined in the Third Amendment) and (y) reschedule the meeting currently scheduled for May 30, 2001.

             Subject to receipt by the Agents of (x) counterparts of this Amendment, duly executed by the Borrowers and the Required Lenders, (y) an Affirmation and Consent, in form and substance satisfactory to the Agents, duly executed by each of the Guarantors and (z) the payment of all unpaid fees and expenses of counsel and consultants retained by or on behalf of the Agents, the Borrowers and the Required Lenders agree as follows:

1.	Except as otherwise agreed in writing by the Agents, the Borrowers shall (a) provide to Casas, Benjamin & White ("CBW") by no later than May 31, 2001 access to all materials and work in process related to the preparation of projected weekly and indirect fiscal year 2002 cash flows including key fiscal year 2002 income statement drivers (collectively, the "Projected Cash Flow Statements"), (b) deliver to CBW on or before June 5, 2001 a draft of the Business Plan and the final Projected Cash Flow Statements and (c) deliver to the Agents on or before June 8, 2001 the final Business Plan, which shall be in form and substance satisfactory to the Agents, and which shall be consistent with an outline mutually agreed upon by CBW and Alvarez & Marsal.

2.	The Borrowers (and their representatives and management) will meet with the Lenders in New York, New York on or before June 15, 2001 or such later date as is acceptable to the Agents to, among other things, discuss the Business Plan.

             In consideration of the Required Lenders' delivery of this Amendment, the Borrowers agree that they will, and will cause their Subsidiaries to, comply with all of the covenants contained in the Waiver and the Amendments, as modified through the date hereof.

             In order to induce the Lenders to enter into this Amendment, the Borrowers hereby represent and warrant that, both before and after giving effect to this Amendment, all of the representations and warranties contained in the Credit Agreement and the other Loan Documents, including the Waiver and the Amendments, are true, complete and correct in all material respects and that all of the statements set forth in Section 7.2.1 of the Credit Agreement are true and correct (except as to matters disclosed to the Agents in writing prior to the date hereof (together, the "Excluded Items")). The Borrowers acknowledge and confirm that the Collateral Assignment and Security Agreement, dated as of February 16, 2001 granted to The Bank of Nova Scotia, as agent for the Secured Parties under the Credit Agreement, a valid and enforceable security interest in the Anti–trust Litigation including, without limitation, the anti–trust claims pending in (i) the United States District Court for the Central District of California styled Leiner Health Products Inc. v. F. Hoffman LaRoche Ltd., et al., Case No. 99–09832–JSL and (ii) the United States District Court for the District of Columbia entitled In re Vitamins Antitrust Litigation, MDL No. 1285, Misc. No. 99–0197 and all proceeds thereof.

             Except as expressly provided herein, the Credit Agreement and the other Loan Documents, including the Waiver and the Amendments, shall remain in full force and effect in accordance with their respective terms, and this Amendment, the Waiver and the Amendments shall not be construed to (i) impair the validity, perfection or priority of any Lien or security interest securing the Obligations, (ii) waive or impair any rights, powers or remedies of any Agent or Lender under the Credit Agreement or any other Loan Document, except as expressly set forth herein or therein, (iii) constitute an agreement by any Agent or Lender or require any Agent or Lender to grant additional waivers or waiver periods, or extend the term of the Credit Agreement or the time for payment of any of the Obligations or (iv) require any Lender to make any Loans, issue any Letters of Credit, or provide other extensions of credit to the Borrowers.

             The Borrowers agree, reaffirm and ratify that the failure to comply with any covenant contained in the Waiver, any Amendment or this Amendment, as such covenants may have been amended or waived and other than the Excluded Items, shall constitute an Event of Default and the waivers granted in the Waiver and Amendments shall terminate (i) immediately (without the need for further notice of any kind) in the case of the Borrowers' failure to comply with a covenant providing for a payment or prepayment to the Agents or the Lenders and (ii) two Business Days after the date the Borrowers receive written notice from the Agent (the "Notice Period") of the Borrowers' failure to comply with any other covenant in the Waiver, any Amendment or this Amendment, provided that in the event such failure is remedied within the Notice Period, such failure shall not constitute an Event of Default and the waivers granted in the Waiver and Amendments shall not terminate.

             Each of the Borrowers acknowledges that it has consulted with counsel and with such other experts and advisors as it has deemed necessary in connection with the negotiation, execution and delivery of this Amendment.

             This Amendment may be executed in counterparts and by any party to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all of such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be, and shall be effective as, an original signature hereto.

                          Each of the Borrowers hereby acknowledges that as of the date hereof there is due and owing to the Lenders under the Credit Agreement U.S. Revolving Loans in the principal amount of $91,115,000; U.S. Letter of Credit Outstandings in the amount of $11,902,372 (of which $1,600,000 is cash collateralized under the terms of a Cash Collateral Agreement dated as of April[nb]16, 2001); Term B Loans in the principal amount of $65,622,500; Term C Loans in the principal amount of $62,750,000; Term D Loans in the principal amount of $29,475,000; Canadian Revolving Loans in the principal amount of Cdn $28,800,000; and Canadian Term Loans in the principal amount of Cdn $16,684,000 together with accrued interest, fees and expenses in accordance with the Credit Agreement.

             EACH OF THE BORROWERS HEREBY FURTHER ACKNOWLEDGES AND AGREES THAT IT DOES NOT HAVE ANY DEFENSES, COUNTERCLAIMS, OFFSETS, CROSS–CLAIMS, CLAIMS OR DEMANDS OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF THE LIABILITY OF THE BORROWERS TO REPAY ANY AGENT OR ANY LENDER AS PROVIDED IN THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM ANY AGENT OR ANY LENDER. EACH OF THE BORROWERS HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES THE AGENTS AND THE LENDERS, AND EACH AGENT'S AND LENDER'S PREDECESSORS, AGENTS, EMPLOYEES, CONSULTANTS, ADVISORS, ATTORNEYS, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH THE BORROWERS MAY NOW OR HEREAFTER HAVE AGAINST ANY SUCH AGENT OR LENDER, AND SUCH AGENT'S OR LENDER'S PREDECESSORS, AGENTS, EMPLOYEES, CONSULTANTS, ADVISORS, ATTORNEYS, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE CREDIT AGREEMENT OR OTHER LOAN DOCUMENTS, AND NEGOTIATION AND EXECUTION OF THE WAIVER, THE AMENDMENTS OR THIS AMENDMENT.

             Each of the Borrowers acknowledges and agrees that it understands the meaning and effect of Section 1542 of the California Civil Code which provides:

"A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

                          EACH OF THE BORROWERS AGREES TO ASSUME THE RISK OF ANY AND ALL UNKNOWN, UNANTICIPATED OR MISUNDERSTOOD DEFENSES, CLAIMS, CONTRACTS, LIABILITIES, INDEBTEDNESS AND OBLIGATIONS WHICH ARE RELEASED, WAIVED AND DISCHARGED BY THE WAIVER OR THIS AMENDMENT. EACH OF THE BORROWERS HEREBY WAIVES AND RELINQUISHES ALL RIGHTS AND BENEFITS WHICH IT MIGHT OTHERWISE HAVE UNDER THE AFOREMENTIONED SECTION 1542 OF THE CALIFORNIA CIVIL CODE OR ANY SIMILAR LAW, TO THE EXTENT SUCH LAW MAY BE APPLICABLE, WITH REGARD TO THE RELEASE OF SUCH UNKNOWN, UNANTICIPATED OR MISUNDERSTOOD DEFENSES, CLAIMS, CONTRACTS, LIABILITIES, INDEBTEDNESS AND OBLIGATIONS. TO THE EXTENT THAT SUCH LAWS MAY BE APPLICABLE, EACH OF THE BORROWERS WAIVES AND RELEASES ANY RIGHT OR DEFENSE WHICH IT MIGHT OTHERWISE HAVE UNDER ANY OTHER LAW OF ANY APPLICABLE JURISDICTION WHICH MIGHT LIMIT OR RESTRICT THE EFFECTIVENESS OR SCOPE OF ANY OF THEIR WAIVERS OR RELEASES HEREUNDER.

             THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

             Except as expressly modified by this Amendment, all of the terms and provisions of the Waiver, the Amendments, the Credit Agreement and the other Loan Documents shall remain in full force and effect. This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall be construed and administered in accordance with all of the terms and provisions of the Credit Agreement.

                          If you are in agreement with the foregoing terms, kindly execute this Amendment in the space provided below and deliver to the Agents an executed counterpart of this Amendment.

Very truly yours,
LEINER HEALTH PRODUCTS INC.
By:

Name:
Title:
VITA HEALTH PRODUCTS INC.
By:

Name:
Title:

[Signature Page to Fourth Amendment to Waiver]

AGREED TO AND ACCEPTED
AS OF THE DATE FIRST
ABOVE WRITTEN:

THE BANK OF NOVA SCOTIA
As Canadian Agent and a Lender

By:

Name:
Title:

[Signature Page to Fourth Amendment to Waiver]

AGREED TO AND ACCEPTED
AS OF THE DATE FIRST
ABOVE WRITTEN:

THE BANK OF NOVA SCOTIA
as the U.S. Agent and a Lender

By:

Name:
Title: